UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 16, 2015

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, Michael Walsh, a Class I Member of the Board of Directors (the “Board”) of Coupons.com Incorporated (the “Company”), notified the Company of his intent to resign from the Board, effective as of June 11, 2015.

In connection with Mr. Walsh’s planned resignation, on April 20, 2015, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), confirmed Steve Horowitz’s appointment to the Board to be effective as of Mr. Walsh’s resignation on June 11, 2015. In addition, the Board, upon recommendation of the Committee, reclassified Mr. Horowitz’s appointment from a Class III director to a Class I director. Mr. Horowitz’s appointment to the Board was originally announced on a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) by the Company on February 9, 2015.

In connection with his service as a director, Mr. Horowitz will receive the Company’s standard non-employee director cash and equity compensation. Mr. Horowitz will receive an initial grant of a stock option with a grant date value of $250,000 (the “Initial Grant”). The shares underlying the Initial Grant will vest and become exercisable as to 25% of the shares on each anniversary of the date of grant, subject to continued services as a director through the applicable vesting date.

Mr. Horowitz will receive a $30,000 annual retainer for his service as a director, to be paid in quarterly installments after the effective date of his appointment. Starting on the date of the Company’s 2016 annual meeting of stockholders, Mr. Horowitz will also be granted a stock option with a grant date value of $150,000 (the “Annual Grant”). The shares underlying the Annual Grant will vest and become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from the grant date, subject to continued services as a director through the applicable vesting date.

In connection with his appointment, Mr. Horowitz and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Mr. Horowitz for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving in such capacity, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

Since January 2015, Mr. Horowitz has served as Vice President of Engineering at Snapchat, Inc. Before joining Snapchat, Mr. Horowitz served as Senior Vice President of Engineering at Motorola Mobility, LLC, a mobile device company, from December 2012 through January 2015. From January 2009 through December 2012, Mr. Horowitz served as Chief Technology Officer for the Company. Prior to that he worked at Google, Microsoft and Apple. Mr. Horowitz holds a Bachelor of Arts degree from the University of Michigan, Ann Arbor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com, Incorporated.

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: April 21, 2015